Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Hollywood Casino Corporation and Subsidiaries and of HWCC-Tunica, Inc. and Subsidiary (collectively, the “Companies”) for the period ended June 30, 2002 as filed with the Securities and Exchange Commission, I, Edward T. Pratt III, Chief Executive Officer of the Companies certify pursuant to 18 U.S.C. Section §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q for the period ended June 30, 2002 fairly presents, in all material respects, the Companies’ financial condition and results of operations.

August 16, 2002

/s/    EDWARD T. PRATT III
Edward T. Pratt III
Chief Executive Officer